UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2019
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced by JetBlue Airways Corporation (the “Company”), on September 19, 2019, the Board of Directors authorized the Company to repurchase up to $800 million of its common stock beginning on October 1, 2019 and ending on December 31, 2021 (the “Authorization”).

On November 21, 2019, the Company entered into an agreement (the “ASR Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), to implement an accelerated share repurchase transaction. Under the ASR Agreement, on November 22, 2019, the Company will pay a total of $160 million to Morgan Stanley and will initially receive approximately 6.9 million shares of its common stock based on the closing share price on November 21, 2019. The total number of shares to ultimately be repurchased by the Company pursuant to the ASR Agreement will generally be based on the average of the daily Rule 10b-18 volume weighted average prices of the Company’s common stock during the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms of the ASR Agreement. The ASR Agreement contains customary provisions for this type of agreement, including provisions for adjustments to the transaction terms upon the certain specified events and the circumstances under which the final settlement of the ASR Agreement may be accelerated or extended or the ASR Agreement may be terminated early by Morgan Stanley or the Company.

Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional shares of the Company’s common stock from Morgan Stanley or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares or make a cash payment, at its option, to Morgan Stanley. Final settlement of the ASR Agreement is expected to occur by the end of the first quarter of 2020 and the transaction is expected to be funded with cash on hand. All of the shares of the Company’s common stock delivered to the Company will be held in treasury. After execution and settlement of the ASR Agreement, the Company will have $640 million of the Authorization remaining.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	November 21, 2019	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)